UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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BNC Bancorp

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3980 Premier Drive – Suite 210

High Point, NC 27265

(336) 869-9200

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 20, 2014

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders of BNC Bancorp (the “Company”) will be held as follows:

Place:	Greensboro Country Club
410 Sunset Drive
Greensboro, North Carolina 27408

Date:	May 20, 2014

Time:	4:30 p.m., Eastern Time

The purposes of the Annual Meeting are:

1.	Election of Directors: To elect four persons who will serve as members of the Board of Directors until the 2017 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	Advisory Vote to Approve Executive Compensation: To vote on a non-binding advisory resolution to approve the Company’s executive compensation;

3.	Ratification of Appointment of Registered Independent Public Accounting Firm: To vote on a proposal to ratify the appointment of Cherry Bekaert L.L.P. (“Cherry Bekaert”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and

4.	Other Business: To consider and act on any other matters that may properly come before the Annual Meeting or any adjournment. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established March 18, 2014, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. If an insufficient number of shares are present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Company may adjourn the Annual Meeting in order to permit further solicitation of proxies.

A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors,

Richard D. Callicutt II
President and Chief Executive Officer

April 10, 2014

High Point, North Carolina

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held On May 20, 2014

General

This Proxy Statement is being mailed to our shareholders on or about April 10, 2014, for solicitation of proxies by the Board of Directors of BNC Bancorp. Our administrative office is located at 3980 Premier Drive – Suite 210, High Point, North Carolina 27265. Our telephone number is (336) 476-9200.

In this Proxy Statement, the terms “we,” “us,” “our,” “BNC” and the “Company” refer to BNC Bancorp. The term “Bank” means Bank of North Carolina, our wholly-owned, North Carolina-chartered bank subsidiary. The terms “you” and “your” refer to the Company’s shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held May 20, 2014.

The Notice, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2013 are also available at: http://www.cfpproxy.com/4861. You may access the above off-site website by going to www.bncbancorp.com under Investor Relations and clicking on the link.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board is requesting that you allow your common stock to be represented at the 2014 Annual Meeting of Shareholders by the proxies named on the enclosed proxy card.

When is the Annual Meeting?	May 20, 2014 at 4:30 p.m., Eastern Time.

Where will the Annual Meeting be held?	At the Greensboro Country Club, 410 Sunset Drive, Greensboro, North Carolina.

What items will be voted on at the Annual Meeting?	1. Election of Directors

2. Advisory Vote to Approve Executive Compensation

3. Ratification of Appointment of Registered Independent Public Accounting Firm

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4. Other Business. To consider any other business as may properly come before the Annual Meeting or any adjournment.

Who can vote?	Only holders of record of our common stock or unvested shares of our restricted stock that have voting rights at the close of business on March 18, 2014, (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the Record Date, there were 21,380,244 shares that are entitled to vote and 2,651 shareholders of record. This includes 48,000 unvested shares of restricted stock that are also entitled to vote as of the Record Date. The Company also has 5,992,213 shares of non-voting common stock outstanding as of the Record Date. Shares of the Company’s non-voting common stock are not entitled to vote at the Annual Meeting.

How do I vote by proxy?	You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you return your signed proxy card before the Annual Meeting, the proxies will vote your shares as you directed. The Board of Directors has appointed proxies to represent shareholders who cannot attend the Annual Meeting in person.

For the election of directors, you may vote for: (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting. If a nominee for election as a director becomes unavailable for election at any time at or before the Annual Meeting, the proxies will vote your shares for a substitute nominee.

If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees for directors and “FOR” Proposals 2 and 3 in accordance with Board of Directors recommendations.

If your shares are held in the name of a broker or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction form from the broker holding your shares and return the form as directed by your broker. Your broker is not permitted to vote on your behalf on the election of directors or any of the other proposals except for the ratification of the Company’s independent registered public accounting firm unless you provide specific instructions by following the instructions from your broker about voting your shares by telephone or Internet or completing and returning the voting instruction card provided by your broker. For your vote to be counted in the election of directors and all the other proposals except for the ratification of the Company’s independent registered public accounting firm, you will need to communicate your voting decision to your bank, broker or other holder of record before the date of the Annual Meeting.

Other than those discussed in this Proxy Statement, we are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

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How do I change or revoke my proxy?	You can change or revoke your proxy at any time before it is voted at the Annual Meeting in any of three ways: (1) by delivering a written notice of revocation to the Secretary of the Company; (2) by delivering another properly signed proxy card to the Secretary of the Company with a more recent date than your first proxy card; or (3) by attending the Annual Meeting and voting in person. You should deliver your written notice or superseding proxy to the Secretary of the Company at our principal executive office shown above.

How many votes can I cast?	You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.

How many votes are required to approve each of the proposals?	A vote on the proposals presented at the Annual Meeting will occur only if a quorum is present. Election as a director requires a plurality of the votes cast in person or by proxy. If you withhold your vote on a nominee, your shares will not be counted as having voted for that nominee.

The vote to approve the Company’s executive compensation is an advisory vote.

The proposal to ratify the appointment of Cherry Bekaert as the Company’s independent registered public accounting firm for 2014 requires that the votes cast in favor exceed the votes cast in opposition.

Any other matters properly coming before the annual meeting for a vote will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on that matter.

How are abstentions and broker non-votes counted?	Abstentions and broker non-votes are not treated as votes cast on any proposal; therefore, they will have no effect on the vote for any of the proposals to be presented at the Annual Meeting.

A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary authority on that matter and has not received instructions from the owner of the shares.

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve or ratify any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

What constitutes a “quorum” for the Annual Meeting?	A majority of the outstanding shares of our common stock entitled to vote at the annual meeting, present in person or represented by proxy, constitutes a quorum (a quorum is necessary to conduct business at the annual meeting). Your shares will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from any director nominee count as shares present at the annual meeting for purposes of determining a quorum.

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Who pays for the solicitation of proxies?	We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, as well as those of the Bank, may make solicitations personally, by telephone or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

When are proposals for the 2015 Annual Meeting due?	To be considered for inclusion in the proxy materials solicited by the Board of Directors for the 2015 Annual Meeting of Shareholders, proposals must be received by the Secretary of the Company at our administrative office at 3980 Premier Drive – Suite 210, High Point, North Carolina 27265 no later than December 12, 2014. To be included in the proxy materials, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any proposal not intended to be included in the proxy statement for the 2015 Annual Meeting of Shareholders, but intended to be presented at that Annual Meeting, must be received by us at our administrative office listed above no later than February 22, 2015.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Company’s by-laws provide that so long as the number of directors is nine or more, the directors shall be divided into three classes, as nearly equal as possible in the number of directors per class. Each class of directors is elected for a three-year staggered term. Our Board of Directors has currently set the number of directors at 14. One class of directors is voted on annually. If elected each of the director nominees will serve a three-year term.

Our Bylaws provide that in order to be eligible for consideration at the Annual Meeting, all nominations of directors, other than those made by the Nominating and Corporate Governance Committee or the Board of Directors, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

The following provides information about the four nominees for election to the Board of Directors for three-year terms. Information about the ten continuing directors can be found under the heading “DIRECTORS AND EXECUTIVE OFFICERS - Board of Directors” in this Proxy Statement.

Nominees for Terms Ending as of the 2017 Annual Meeting (Three-Year Term)

Joseph M. Coltrane, Jr., age 67, is an attorney with Coltrane, Grubbs PLLC. He has served as a director of the Bank and the Company since 2002 and has over 15 years of banking experience. Mr. Coltrane earned a B.A. in Journalism and a J.D. from the University of North Carolina at Chapel Hill. He has completed 360 hours of legal and continuing education sponsored by the North Carolina Banking Institute and has attended several Director Assemblies and the Directors College offered by the North Carolina Banking Association (“NCBA”).

Richard F. Wood, age 69, is employed by Wells Fargo Advisors as a Financial Advisor/Investment Officer. He is also the Secretary of the Company. Mr. Wood has served as a director of the Bank since 1991 and of the Company since 2002 and has over 20 years of banking experience. Mr. Wood attended East Carolina University. He has attended Director Assemblies and Directors College with the NCBA.

G. Kennedy Thompson, age 63, is a Principal of Aquiline Capital Partners LLC, a New York based financial services private equity firm (“Aquiline”). Aquiline indirectly owns 7.36% of the Company’s voting common stock and 24% of the Company’s non-voting common stock. Mr. Thompson is Aquiline’s representative (the “Board Representative”) on the Board of Directors pursuant to an Investment Agreement between Aquiline and the Company. Under the terms of the Investment Agreement, we are required to use our reasonable best efforts to have Board Representative elected as a director of the Company by our shareholders. Further, upon the death, resignation, retirement, disqualification, or removal from office of the Board Representative as a member of the Company’s Board of Directors or the Bank’s Board of Directors, Aquiline has the right to designate the replacement for such Board Representative. We are required to use our reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person. Mr. Thompson was President and Chief Executive Officer of Wachovia Corporation from 2000 to 2008. He worked at Wachovia and First Union for 32 years. Mr. Thompson served in numerous industry leadership positions, including Chairman of The Clearing House, Chairman of The Financial Services Roundtable, Chairman of the Financial Services Forum and President of the International Monetary Conference. He served on the Federal Advisory Council of the Federal Reserve Board for three years and was President in 2007. In the past five years he has served on the board of Hewlett-Packard and Carolinas Healthcare System. He is a Trustee of The Morehead-Cain Foundation. Mr. Thompson received a B.A. from the University of North Carolina at Chapel Hill and an M.B.A. from Wake Forest University.

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Elaine M. Lyerly, age 62, is the majority shareholder and serves as the Chief Executive Officer of Lyerly Agency, Inc., a marketing and public relations company, and is the majority member of Buffalo Girls, LLC. She joined the Company’s Board of Directors after the Bank’s acquisition of First Trust Bank (“First Trust”) in 2012 and was elected for a one-year term on the Board at the May 2013 Annual Meeting of Shareholders. She served on the First Trust board of directors from 1998 to 2012 and chaired that company’s audit committee. Ms. Lyerly also served as a board member and vice chair of the National American Red Cross and serves on the International Movement Council. Ms. Lyerly has an Associates Degree from Central Piedmont Community College and has attended the NCBA Directors College.

We have no reason to believe that any of the nominees for election will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, however, the proxies will vote for the election of another person as they determine in their discretion or may allow the vacancy to remain open until filled by the Board. In no circumstance will any proxy be voted for more than two nominees who are not named in this Proxy Statement. Properly executed and returned proxies, unless revoked, will be voted as directed by you or, in the absence of direction, will be voted in favor of the election of the recommended nominees. An affirmative vote of a plurality of votes cast at the Annual Meeting is necessary to elect a nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES NAMED ABOVE FOR ELECTION AS DIRECTORS.

PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Currently, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted during July 2010, and rules adopted by the Securities and Exchange Commission (“SEC”) under the Dodd-Frank Act, at least once every three years, we are required to give our shareholders an opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers whose compensation is disclosed in our annual meeting proxy statements in accordance with SEC rules and regulations. At the Annual Meeting of Shareholders in May 2013, our shareholders voted, as recommended by the Board, to hold a “Say on Pay” vote annually. Consequently, in 2014, we are giving shareholders the opportunity to approve our executive compensation in this Proposal 2.

We believe that our 2013 compensation policies and procedures are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of the Company and the Bank, to reflect the attainment of short-and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers and to align to the greatest extent possible interests of management and shareholders. These policies and procedures are described in detail on pages 14-21 of this Proxy Statement. At the 2013 Annual Meeting of Shareholders, 97.3% of the Company’s shareholders voted in favor of the proposal to approve our executive compensation.

Proposal 2 gives you, as a shareholder, the opportunity to vote on the compensation of our named executive officers through the following resolution:

“RESOLVED, that the shareholders of BNC Bancorp approve on an advisory basis the Company’s executive compensation, as described in the Compensation Discussion and Analysis section and the narrative and the tabular disclosure regarding the compensation of the Named Executive Officers contained in this Proxy Statement.”

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Compensation Committee and the Board of Directors, but will not be binding. However, the Compensation Committee will seriously consider the outcome of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Cherry Bekaert as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2014, subject to ratification by BNC’s shareholders. Representatives of Cherry Bekaert are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

Audit Fees. For 2013 and 2012, we incurred aggregate fees of $292,202 and $352,545, respectively, for the audits of the consolidated financial statements of the Company, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related Fees. We incurred aggregate audit-related fees of $19,130 in 2013 and $14,000 in 2012 for assurance services related to the audits of our employee benefit plan.

Tax Fees. We did not incur any fees payable to Cherry Bekaert for tax services for fiscal years 2013 and 2012.

Other Fees. We did not incur any fees payable to Cherry Bekaert for any other services for the fiscal years 2013 and 2012.

Audit Committee Pre-Approval Policies and Procedures

The fees billed by Cherry Bekaert are pre-approved by our Audit Committee in accordance with the policies and procedures for the Audit Committee set forth in the committee’s charter. The Audit Committee typically pre-approves all audit and non-audit services provided by the Company’s independent registered accounting firm and may not engage the independent registered accounting firm to perform any prohibited non-audit services. For 2013 and 2012, one hundred percent of the total fees paid for audit and audit related services were pre-approved.

The Audit Committee reviews the non-audit services performed by Cherry Bekaert, if any, and determines whether the rendering of non-audit professional services by Cherry Bekaert, as identified above, is compatible with maintaining Cherry Bekaert’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

OTHER BUSINESS

Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxy holders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

PROPOSALS FOR 2015 ANNUAL MEETING

It is presently anticipated that the 2015 Annual Meeting of Shareholders of the Company will be held in May 2015. In order for shareholder proposals to be included in the Company’s proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s corporate office no later than December 12, 2014 and meet all other applicable requirements for inclusion in the proxy statement.

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In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2015 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company’s corporate office no later than March 22, 2015, of his or her proposal. If the Secretary of the Company is not notified of the shareholder’s proposal by March 22, 2015, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2015 Annual Meeting.

Directors and EXECUTIVE OFFICERS

In addition to the previously listed incumbent directors who are nominated for re-election, the following lists the remainder of the incumbent directors of the Company and the Bank and the executive officers of the Company. The following includes each director’s specific experience, qualifications, attributes, and skills that lead the Board to conclude that each director is well qualified to serve as a member of the Board. Each member of the Board of Directors of the Company serves as a member of the Board of Directors of the Bank.

Board of Directors

Directors whose terms expire in 2015

Charles T. Hagan III, age 65, is an attorney and has been a member of Hagan Davis Mangum Barrett & Langley PLLC from May 2007 to the present. Prior to May 2007, he was an attorney and member at Nexsen, Pruet, Adams, Kleemeier PLLC. He has served as a director of the Bank and the Company since 2006 and has over 10 years of banking experience. Mr. Hagan earned a B.A. degree from the University of North Carolina at Chapel Hill and a J.D. from Wake Forest University. He has attended Director Assemblies and Directors College with the NCBA and numerous NCBA seminars.

W. Swope Montgomery, Jr., age 65, is the former President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. He has served as a director of the Bank since 1991 and of the Company since 2002 and has over 40 years of banking experience. Mr. Montgomery retired from his positions with the Company and the Bank in June 2013 but remains on the Board as Vice Chairman. He earned a B.A. degree from the University of North Carolina at Chapel Hill and has attended numerous seminars and Directors College with the NCBA.

Richard D. Callicutt II, age 55, is the President and Chief Executive Officer of the Company and the Bank. He has served as a director of the Bank and the Company since 2003 and has over 31 years of banking experience. Mr. Callicutt earned a B.S. degree from High Point University. He has attended numerous seminars and Directors College with the NCBA.

Robert A. Team, Jr., age 58, is the President of Carolina Investment Properties, Inc. He has served as a director of the Bank since 2000 and of the Company since 2002 and has over 15 years of banking experience. Mr. Team earned a B.S. degree from Wake Forest University. He has attended numerous seminars and Directors College with the NCBA.

James T. Bolt, Jr., age 65, currently serving as an Executive Vice President of the Bank, was the former CEO and President of First Trust and, on December 1, 2012, joined the Company’s Board of Directors after the Bank acquired First Trust in 2012. He was elected to a two-year term on the Board at the Annual Meeting of Shareholders in May 2013. Mr. Bolt has 42 years of banking experience and served as President and CEO of First Trust for 13 years. Mr. Bolt received a B.S. in Business Administration from East Carolina University. He is also a graduate of Stonier Graduate School of Banking and has attended the NCBA Directors College.

Directors whose terms expire in 2016

Lenin J. Peters, M.D., age 62, is the President of Bethany Medical Center. He has served as a director of the Bank since 1991 and of the Company since 2002 and has over 20 years of banking experience. Dr. Peters earned his medical degree from the University of Pittsburgh, Pennsylvania. He has attended several financial and corporate governance courses from the Wharton School of Business.

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Thomas R. Smith, CPA, age 65, is a partner with Smith Leonard PLLC, a CPA firm. He has served as a director of the Bank since 1997 and of the Company since 2002 and has over 20 years of banking experience. Mr. Smith earned a B.S. degree from Barton College. He has attended Director Assemblies and Directors College with the NCBA and numerous NCBA seminars.

D. Vann Williford, age 66, is the Chief Executive Officer of Vesco Material Handling Equipment, Inc. (d/b/a Atlantic Coast Toyotalift). He has served as a director of the Bank since 1991 and of the Company since 2002 and has over 20 years of banking experience. Mr. Williford earned a B.S. degree from North Carolina State University. He has attended NCBA Director Assemblies and the NCBA Directors College.

Thomas R. Sloan, age 69, is retired. Mr. Sloan was previously employed as an internal consultant with Essilor Laboratories of America, an optical equipment and supply company, until 2003. Prior to 2003, he was the Chairman of Essilor Laboratories of America. Mr. Sloan has served as a director of the Company and the Bank since 2006 and has over 15 years of banking experience. Mr. Sloan earned a B.S and M.S. in Optics from the University of Rochester and an M.B.A. from Northeastern University. He has attended several NCBA Director Assemblies and the NCBA Directors College and numerous NCBA seminars. Mr. Sloan has served on the board of the following companies: Precision Fabrics Group, Inc.; Piedmont Pharmaceuticals, Inc.; AgData, Inc.; Mediwave Star Technology, Inc.; and Bioptigen, Inc., none of which are publicly traded.

John S. Ramsey, Jr., age 65, is a self-employed business consultant and a former director of KeySource Financial, Inc. (“KeySource”). He joined the Company’s Board of Directors after the Company acquired KeySource in 2012 and was elected to a three-year term on our Board at the Annual Meeting of Shareholders in May 2013. Mr. Ramsey has worked in the insurance industry since 2008. During his tenure with KeySource, he was chairman of the KeySource board of directors and also served on that company’s executive, audit, compensation, ALCO and loan committees. Mr. Ramsey has over 40 years of banking experience. He received a B.S. in Business Administration from the University of South Carolina and has attended the NCBA Directors College and numerous NCBA seminars.

No director or principal officer is related to another director or principal officer. No director is a director of any other company with a class of securities registered pursuant to the Exchange Act.

Executive Officers

Richard D. Callicutt II, age 55, serves as President and Chief Executive Officer of the Company and the Bank. He has been employed by the Bank since 1991 and the Company since its organization in 2002. Mr. Callicutt has over 30 years of banking experience.

David B. Spencer, age 51, serves as Senior Executive Vice President and Chief Financial Officer of the Bank and the Company. He has been employed by the Bank since 1997 and the Company since its organization in 2002. Mr. Spencer has over 25 years of banking experience.

Ronald J. Gorczynski, age 48, serves as Executive Vice President and Chief Accounting Officer of the Company and the Bank. Prior to July 2013, Mr. Gorczynski served as Senior Vice President and Managing Director of Accounting and Financial Reporting for the Company and the Bank. Before joining the Bank in 2009, Mr. Gorczynski served as the Chief Financial Officer of Square 1 Bank in Durham, North Carolina.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

We have traditionally operated with separate Chief Executive Officer and Chairman of the Board positions. The Board believes that having separate persons serving as Chief Executive Officer and Chairman, as well as having a majority of independent directors, provides the optimal board leadership structure for our Company and our shareholders. The Chief Executive Officer’s responsibility is to manage the Company and the Chairman’s responsibility is to lead the Board. Thomas R. Sloan is currently serving as Chairman of the Board. All of the members of the Board of Directors are independent under NASDAQ listing requirements, with the exception of W. Swope Montgomery, Jr., who is the former CEO and has a consulting agreement with the Company; Richard D. Callicutt II, who is the President and Chief Executive Officer of the Company; and James T. Bolt, Jr., who is an Executive Vice President of the Bank. The Company has four standing committees: Executive, Nominating and Corporate Governance, Audit, and Compensation. All but the Executive Committee is made up entirely of independent directors. Richard D. Callicutt II serves on the Executive Committee. The Bank has Asset/Liability Management and Loan Committees. The duties of the Company’s committees and the qualifications of the independent directors are described below.

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The Nominating and Corporate Governance Committee, as part of its annual review, evaluates the Board leadership structure and Board performance and reports its findings to the whole Board.

Board’s Role in Risk Oversight

Directors keep themselves informed of the activities and condition of the Company and of the risk environment in which it operates by regularly attending Board and committee meetings, and by reviewing meeting materials, auditors’ finding and recommendations. Directors also stay abreast of current trends and regulatory developments through briefings from senior management and counsel, auditors or other consultants and more formal director education. Each of the Company’s and the Bank’s committees considers risks within its area of responsibility. The Bank’s Asset/Liability Management and Loan Committees give monthly reports to the Company’s Board. The Audit Committee and the full Board focus on the Company’s most significant risks in the areas of liquidity, credit, interest rate and general risk management strategy. The Board sets policy guidelines in the areas of loans and asset/liability management that are reviewed on an on-going basis. Mr. William McKendry, the Bank’s Chief Enterprise Risk Officer, brings a diverse banking background with extensive experience in risk management. He is responsible for managing and monitoring risks and implementing appropriate strategies to mitigate identified risks. He regularly makes reports to the Board on the Company’s risk management strategies regarding mitigating risk. Management, the Board, and the Board’s committees utilize third-party consultants and advisors to help them examine and assess the Bank’s and the Company’s enterprise risk management. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management following the dictates of the Board’s policy decisions.

Communication with Board Members

We do not have formal procedures for shareholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail, or e-mail. Any matter intended for your Board, or any individual director, can be directed to Richard D. Callicutt II, our President and Chief Executive Officer, or David B. Spencer, our Chief Financial Officer, at our principal executive office, 3980 Premier Drive – Suite 210, High Point, North Carolina 27265. You also may direct correspondence to our Board, or any of its members, in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Attendance at Annual Meetings

Although it is customary for all of our directors to attend Annual Meetings of Shareholders, we have no formal policy in place requiring attendance. All but two of the Company’s directors attended our Annual Meeting of Shareholders held on May 21, 2013.

Shareholder Nominations

Our Bylaws provide that in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Nominating and Corporate Governance Committee, must be in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, that if less than 60 days’ notice of the meeting is given to the shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

The Board may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board, the inspector of voting for an Annual Meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements. Written notice of nominations should be directed to the Secretary of the Company.

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Board Meetings

Our Board is scheduled to meet on a monthly basis or as needed. During 2013, the Board met ten times. All incumbent directors attended more than 75% of the total number of meetings of the Board and the committees on which they served during the year.

Executive Session

The members of the Board of Directors who are independent under NASDAQ listing standards meet regularly in executive session without management present. Executive sessions are generally held in connection with a regularly scheduled Board meeting. In addition, executive sessions may be held when called by two or more directors or at the request of the Board of Directors.

Committees of the Board

During 2013, our Board had four standing committees, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The Board appoints the members of these Committees annually from among its members.

Executive Committee. Our Executive Committee consists of Thomas R. Sloan (chairman), Richard D. Callicutt II, Charles T. Hagan III, Lenin J. Peters, M.D., Thomas R. Smith, CPA, Robert A. Team, Jr., and D. Vann Williford. The Executive Committee makes recommendations to the full Board and acts on policies adopted by the Board in the absence of a meeting of the entire Board. During the fiscal year ending December 31, 2013, the Executive Committee met three times.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Charles T. Hagan III (chairman), Larry L. Callahan, Joseph M. Coltrane, Jr., Elaine M. Lyerly, and Richard F. Wood. All members of the Nominating and Corporate Governance Committee are independent as defined in NASDAQ’s listing standards. The Nominating and Corporate Governance Committee evaluates qualifications and candidates for positions on the Company’s Board and nominates new and replacement members for the Board. In addition, the Nominating and Corporate Governance Committee facilitates an annual evaluation by the Board members of the performance of the Board, as a whole, as well as each individual director.

In reviewing candidates for the Board, the Nominating and Corporate Governance Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of BNC and its shareholders. Some of the factors considered in the Nominating and Corporate Governance Committee’s evaluation of potential directors include:

•	financial, regulatory, accounting and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and the ability to understand financial statements;
•	personal financial interest in the Company’s and the Bank’s long-term growth, stability, and success;
•	the need for a director possessing particular skills, experience, attributes or experience;
•	diversity;
•	community leadership and involvement;
•	the performance and past and future contributions of our current directors;
•	the value of continuity on the Board;
•	personal and professional integrity, honesty and reputation;
•	the ability to devote sufficient time and energy to the performance of his or her duties;
•	independence under applicable SEC and NASDAQ listing standards; and
•	contributions to the range of talent, skill and expertise appropriate for the Board.

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The Nominating and Corporate Governance Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to shareholders for election at each annual meeting. With respect to nominating an existing director for re-election to the Board, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance, length of Board service, experience, skills and contributions that the existing director beings to the Board. In addition, the Nominating and Corporate Governance Committee will consider nominees for the Board by shareholders that are proposed in accordance with the advance notice procedures in our Bylaws that are described in the section of this Proxy Statement entitled “Proposals for 2015 Annual Meeting”.

The Nominating and Corporate Governance Committee identified director nominees from various sources such as officers, directors, and shareholders and, in 2013, did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a shareholder in the same manner as a Nominating and Corporate Governance Committee-recommended nominee. The Nominating and Corporate Governance Committee received no nominations from any of our shareholders for the 2014 Annual Meeting.

The Company has no written mandatory diversity policy; however, when considering nominees for the Board, the Nominating and Corporate Governance Committee defines diversity broadly to include (in addition to race, gender, ethnicity and age) differences in professional experience, educational background, geographic mix within the Company’s market area, and skills and other individual qualities and attributes that foster Board heterogeneity in order to encourage and maintain Board effectiveness. Accordingly, diversity is one of multiple factors considered by the Nominating and Corporate Governance Committee in selecting director nominees and is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves the needs of the Company and its shareholders. Any qualified candidate receives consideration regardless of race, gender or national origin.

A copy of the Nominating and Corporate Governance Committee Charter, which is reviewed annually, is available on the Company’s website: www.bncbancorp.com under Investor Relations.

The Nominating and Corporate Governance Committee met four times during the fiscal year ending December 31, 2013.

Audit Committee. The Company’s Board has a standing Audit Committee. Our Audit Committee consists of Thomas R. Smith, CPA (chairman), Joseph M. Coltrane, Jr., Charles T. Hagan III, Elaine M. Lyerly, John S. Ramsey, Jr., and Richard F. Wood. The BNC Board of Directors has determined that these directors are independent as defined in NASDAQ listing standards and the SEC’s rules and regulations. The Audit Committee meets on an as-needed basis (but no less than four times per year) and, among other responsibilities, (i) appoints, compensates, and retains BNC’s independent auditor; (ii) oversees the independent auditing of BNC; (iii) arranges for, receives, and reviews periodic written and verbal reports from the independent auditors, from management, and from all internal audit contractors and employees; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest, and employee misconduct and reviews situations related thereto; (v) reviews, develops, and implements the Company’s internal audit policies and procedures, and appoints, meets with, and oversees all internal audit contractors and employees and the management employees who are directly responsible for those activities; (vi) establishes and reviews annually procedures for the receipt, retention, and treatment of complaints regarding accounting, internal auditing controls, and auditing matters; (viii) pre-approves all audit and non-audit related services provided by the independent auditor; and (ix) performs other duties as may be assigned to it by the Board.

The BNC Board of Directors has determined that Thomas R. Smith, CPA, is an “audit committee financial expert” and independent as defined under applicable rules and regulations. The Board’s affirmative determination was based upon, among other things, his educational and professional credentials and financial background.

A copy of the Audit Committee Charter, which is reviewed annually, is available on the Company’s website: www.bncbancorp.com under Investor Relations.

The Audit Committee met eight times during the fiscal year ending December 31, 2013.

Compensation Committee. The Compensation Committee is responsible for developing, implementing, and maintaining the Company’s compensation policies. The members of the Compensation Committee in fiscal year 2013 were D. Vann Williford (chairman), Joseph M. Coltrane, Jr., Thomas R. Sloan, John S. Ramsey, Jr., and Lenin J. Peters, M.D. All of the members of the Compensation Committee are independent as defined in NASDAQ listing standards.

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Direct responsibilities of the Committee include, but are not limited to:

•	evaluating and approving goals and objectives relevant to compensation of the named executive officers and evaluating the performance of the executives in light of those goals and objectives;
•	determining and approving the compensation level for the CEO;
•	reviewing and approving the compensation structure for other key executive officers;
•	evaluating and approving all grants of equity-based compensation to executive officers;
•	reviewing performance-based and equity-based incentive plans for the CEO and other executive officers, as well as reviewing any other benefit programs presented to the Compensation Committee by the CEO;
•	recommending director compensation to the Board;
•	recommending any equity compensation grants to the Board for approval;
•	reviewing and recommending employment or other agreements with the Company’s executive officers;
•	reviewing the Company’s and the Bank’s overall compensation practices to ensure that those practices do not encourage unnecessary and excessive risk that threaten the value of the Company and the Bank; and
•	reviewing the Company’s compliance with legal and regulatory requirements related to compensation practices and arrangements.

A copy of the Compensation Committee’s Charter, which is reviewed annually, is available on the Company’s website: www.bncbancorp.com under Investor Relations.

The Compensation Committee met eight times during the fiscal year ending December 31, 2013.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or formerly was, an officer or employee of the Company or the Bank. None of the named executive officers serves as a member of the board of directors of another entity whose executive officers or directors serve on the Company’s Board of Directors.

Committees of Bank Board

All of the members of the Company’s Board of Directors serve on the Board of Directors of the Bank. The Bank’s Board of Directors has appointed several standing committees to which certain responsibilities have been delegated, including the Asset/Liability Management Committee and the Loan Committee.

Code of Ethics

We have a Code of Business Conduct and Ethics for our directors, as well as a Code of Business Conduct and Ethics for our officers and employees. These Codes of Business Conduct and Ethics require that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of the Company and the Bank. Both Codes of Business Conduct and Ethics are guides to help ensure that all directors and employees live up to the highest ethical standards.

Copies of the both Codes of Business Conduct and Ethics are available on the Company’s website at www.bncbancorp.com under Investor Relations.

As is permitted by the SEC, the Company intends to post on its website any amendment to, or waiver from, any provision in the Code of Business Conduct and Ethics that applies to the CEO, CFO, or any other senior financial officer that performs similar functions, or that relates to any element of the standards enumerated in the rules of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires certain of the Company’s officers and directors, and persons who own more than ten percent of the common stock, to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors, and greater-than-ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

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Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s certain officers and directors, we believe that during the fiscal year ended December 31, 2013, all the officers and directors and greater-than-ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s compensation philosophy, objectives, and decision-making process related to the compensation provided to the CEO and the other “Named Executive Officers”. For 2013 our Named Executive Officers were:

•	Richard D. Callicutt II, President and Chief Executive Officer of the Company and the Bank.
•	David B. Spencer, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank.
•	Ronald J. Gorczynski, Executive Vice President and Chief Accounting Officer of the Company and the Bank.
•	W. Swope Montgomery, Jr., former Chief Executive Officer of the Bank and President and Chief Executive Officer of the Company.

Executive Summary

Key Committee Actions. Our compensation program is designed to link the Company’s performance to total compensation paid to our Named Executive Officers. We review our compensation philosophy and pay program annually to ensure that total compensation is aligned with our compensation philosophy and business strategy, as well as the Company’s performance. Beginning in 2012 and continuing into 2013, the Compensation Committee redesigned our compensation program to create a more structured and formalized program with emphasis on performance-based compensation. This program does not incentivize behaviors that take unnecessary and excessive risk and, instead, focuses on long-term value creation rather than short-tern results. Over the course of 2013, the Compensation Committee made significant progress on redesigning the executive compensation program, taking into consideration CEO succession planning and our growth strategy through mergers and acquisitions. The key changes made to executive compensation for 2013 include the following:

•	base salary increases were granted to recognize promotions;
•	a formal incentive plan was implemented including both cash and equity components; and
•	promotion grants were made to Messrs. Callicutt and Spencer to promote shareholder alignment through significant share ownership. The awards are subject to holding requirements until retirement or termination.

In addition, the Committee made an effort to more fully formalize executive compensation practices in 2013. As part of the effort, the Company implemented the following practices:

•	more compensation is tied to equity compensation to align executives’ interests with shareholders’ interests;
•	the incentive program uses a structured and formalized process for determining the amount of incentive paid in cash and equity;
•	as part of the CEO succession plan, we entered into new employment agreements, effective July 1, 2013, with Messrs. Callicutt and Spencer; and
•	we implemented holding requirements until retirement or termination for equity awards issued to Messrs. Callicutt and Spencer.

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Corporate Performance. The following is a list highlighting our achievements in 2013:

•	our Company’s stock was named the highest performing bank stock in the Southeast United States, based on a recent study provided by Bank Street Partners;
•	the Company and the Bank have grown by expanding our franchise through the acquisition. We completed the acquisition of Randolph Bank and Trust Company and entered into definitive merger agreements with South Street Financial Corporation and Community First Financial Group, Inc.;
•	significant increase in operating earnings: $19.1 million earnings for 2013 versus $3.3 million loss for 2012
•	nonperforming assets decreased by 27.1%; and
•	momentous improvement in all of our key credit metrics while growing non-acquired loans by more than 17%.

CEO Succession Plan. The Company’s Founding President and CEO, W. Swope Montgomery, Jr., retired in June 2013 and our Company named Richard D. Callicutt II as President and Chief Executive Officer. In addition, David B. Spencer and Ronald J. Gorczynski were promoted to Senior Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Accounting Officer, respectively.

Mr. Montgomery continues to serve on the Company’s and the Bank’s Board of Directors as Vice Chairman and as a consultant to the Company and the Bank. See additional information about the terms of the Consulting Agreement in EXECUTIVE COMPENSATION - “Consulting Agreement” on page 24.

Compensation Philosophy

Given today’s competitive marketplace, along with our long track record of consistent financial results that have exceeded those of our peers, the Compensation Committee believes that retaining each member of our existing management team and attracting other high-level management talent are each critical components to our long-term success. We provide a total compensation program that attracts the qualified executives necessary to meet our needs as defined by the Company’s strategic plan, while also retaining and motivating executives whose performance supports the achievement of our long-term plans and short-term goals. The following summarizes the guiding principles of our compensation philosophy:

•	support the attainment of our vision, business strategy and operating imperatives;
•	align management and shareholder interests;
•	reinforce our business values;
•	compensate our executives fairly for their efforts and reward achievement of the Company’s goals; and
•	guide the design and implementation of effective executive compensation and benefit plans.

Compensation Decision Making Process

The Company’s compensation structure is designed to ensure direct supervision and accountability with respect to performance evaluations at each level of the organization. The Compensation Committee is directly responsible for determining the total compensation level and individual components of the CEO’s compensation package. The CEO, in turn, is directly responsible for recommending the compensation packages for the executives that report directly to the CEO, subject to approval by the Compensation Committee. This system continues in sequence throughout the Company’s chain-of-command, by the employee’s direct supervisor, subject to approval by the next higher level of management, and an overall review by the Company’s human resources department.

At the 2013 Annual Meeting of Shareholders, 97% of the votes cast voted in favor of the advisory vote on our executive compensation. The Compensation Committee, however, is committed to continuing to review and evolve programs and practices to ensure alignment with our compensation philosophy, business strategy, and regulatory guidelines.

Role of the Compensation Committee. The Compensation Committee sets performance goals for our Named Executive Officers and reviews all compensation and benefits for the Named Executive Officers on an annual basis. The Committee operates under a written charter that establishes its responsibilities. The Compensation Committee reviews the charter annually to ensure that the scope of the charter is consistent with the Compensation Committee’s expected role. Under the charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The charter gives the Compensation Committee sole responsibility for determining the compensation of the Chief Executive Officer, based on the Compensation Committee’s evaluation of his performance. The charter also authorizes Compensation Committee to engage consultants and other professionals without management’s approval to the extent deemed necessary to discharge its responsibilities.

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The Compensation Committee annually conducts a self-assessment of its overall performance and regularly engages in educational events, either through its independent consultant or through attendance at industry-specific events.

The Compensation Committee is also charged with determining and ensuring that our compensation plans do not encourage the Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company. The compensation and incentive plans encourage behavior focused on creating long-term value, rather than short-term results. Within this framework, a variety of topics are considered, including:

•	parameters of acceptable and excessive risk-taking in light of a number of considerations, including the understanding that some risk-taking is an inherent part of the operations of a financial institution;
•	other controls that the Company and the Bank have established (other than reviews of the Company’s compensation practices) that limit undesirable risk-taking; and
•	general business goals and concerns of the Company, ranging from growth and profitability to the need to attract, retain, and incentivize top-tier talent.

As a result of this review and discussion, the Compensation Committee determined that the design and goals of the existing Named Executive Officers and employee compensation and incentive arrangements do not:

•	create an incentive for the Named Executive Officers or other employees to engage in unnecessary and excessive risk-taking;
•	encourage behavior that is focused on short-term results rather than long-term value creation; or
•	encourage manipulation of the Company’s reported earnings to enhance the compensation of any employee.

Role of Consultants. Pearl Meyer & Partners, LLC (“PM&P”), an independent executive compensation consulting firm, was engaged by the Compensation Committee to provide compensation consulting services, including the following:

•	provide information regarding base salary ranges and recommendations for executives;
•	assist in an executive incentive plan which is more structured and uses more performance-based equity compensation;
•	update the Compensation Committee about regulatory matters and trends;
•	assist with the development of 2014 executive compensation decisions; and
•	attend Compensation Committee meetings.

In addition, Wachtell, Lipton, Rosen and Katz (“WLRK”) worked with the Compensation Committee in drafting the BNC Bancorp 2013 Omnibus Incentive Stock Plan and preparing new employment contracts with Richard D. Callicutt II and David B. Spencer.

The Compensation Committee has adopted a policy requiring that its consultants be independent of the Company and management and that an annual assessment of any consultant’s independence must be performed. Both firms report directly to the Committee and neither provides any other services to the Company. The Compensation Committee assessed the independence of both PM&P and WLRK and concluded that both firms are independent under the Compensation Committee’s policy. Neither of the firms’ advice and work for the Committee raised any conflicts of interest, and the advice and work of each was consistent with the guidance provided under the Dodd-Frank Act, and applicable rules and regulations promulgated by the SEC and/or NASDAQ.

Role of Management. While the Compensation Committee makes independent determinations on compensation of the Named Executive Officers, management may be requested to attend or provide input to the Compensation Committee, especially on matters relating to strategic objectives, Company performance goals and CEO’s self-assessment, CEO’s assessment of the Named Executive Officers, design, administration, and operation of the Company’s compensation programs.

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However, although management provides input, management (including the CEO) may not be present during any deliberations or voting by the Compensation Committee on the components of or the aggregate compensation package.

Benchmarking. The Compensation Committee reviews compensation for executives in similar roles and responsibilities at banking institutions that are considered comparable to the Company when it makes compensation decisions. A primary data source used in the benchmarking for the Named Executive Officers is the information publicly disclosed by a peer group of publicly traded banks. Survey data is also utilized to provide overall market perspective. American Bankers Association – Compensation & Benefits Survey, PM&P – Banking Compensation Survey Report, and additional proprietary surveys were used.

A peer group was developed by PM&P and reviewed and approved by the Compensation Committee. This peer group was developed using objective selection criteria and consists of community banks with similar asset size (between $1.1 billion and $8.4 billion) and characteristics, such as growth in franchise value and profitable financial performance, and against whom we would be competing for executive talent. The following companies comprise the peer group as of December 31, 2013:

Arrow Financial Corporation	QCR Holdings, Inc.
Cardinal Financial Corporation	Republic Bancorp, Inc.
Century Bancorp, Inc.	S.Y. Bancorp, Inc.
City Holding Company	SCBT Financial Corporation
Community Trust Bancorp, Inc.	Southside Bancshares, Inc.
Fidelity Southern Corporation	Suffolk Bancorp
First Bancorp	Tompkins Financial Corporation
First Community Bancshares, Inc.	TowneBank
First Financial Bankshares, Inc.	Union First Market Bankshares Corporation
Home BancShares, Inc.	Virginia Commerce Bancorp, Inc.
Lakeland Financial Corporation
Porter Bancorp, Inc.

Elements of Compensation

The principal components of our compensation program for the Named Executive Officers are base salary, performance-based cash and equity incentive compensation, retirement benefits, and other executive benefits.

Base Salary. The salaries of our Named Executive Officers are designed to:

•	provide base pay benchmarked to the individual’s level of responsibility, talent, and experience;
•	provide financial predictability;
•	provide a salary that is market competitive; and
•	promote retention of executives.

Salaries are reviewed annually, and adjustments, if any, are made based on:

•	a review of market analyses that compare our Named Executive Officers’ salaries to compensation paid to person’s in such officer’s position in our peer group and surveys;
•	an evaluation of the individual officer’s responsibilities, job scope, and individual performance;
•	the Company’s overall financial and operating performance; and
•	the internal equity of our Named Executive Officers’ current compensation.

As part of the Company’s succession plan, the Named Executive Officers received base salary increase to recognize their promotion. To make this decision, the Compensation Committee reviewed market competitiveness, each officer’s performance, contribution, and responsibilities and reporting relationships.

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Named Executive Officer	2012 Base Salary	2013 Base Salary	% Increase
Richard D. Callicutt II	$424,000	$475,000	12.0%
David B. Spencer	$388,300	$400,000	3.0%
Ronald J. Gorczynski	$235,000	$255,000	8.5%

BNC Bancorp Executive Incentive Program. As part of our executive officers’ compensation program redesign, the Compensation Committee implemented the BNC Bancorp Executive Incentive Program (the “Program”). The Board of Directors approved the program on July 25, 2013. The Program is designed to focus executives on building a strong foundation for success and long-term sustainability. Rewards under this program represent compensation that must be earned each year based on attainment of performance goals.

Performance goals will be proposed each year by management and will be subsequently reviewed and approved by the Compensation Committee. In addition, the Compensation Committee establishes the mix of cash and/or equity that may be awarded under the Program, and determines the payouts to the extent that performance goals have been met.

Incentive award targets and ranges will be reviewed annually and adjusted as necessary by the Compensation Committee to ensure that they provide meaningful but risk-balanced incentives based on achievement of predefined performance goals. Incentive award targets are defined as a percentage of the participant’s base earnings in a given Program year, which runs from January 1 through December 31. The Program allows for incentive payouts up to 90% of the base earnings for Richard D. Callicutt and 78.8% of base earnings for David B. Spencer. For 2013, Messrs. Callicutt and Spencer participated in the Program and their incentive opportunities, as a percentage of base earnings, were as follows:

		Richard D. Callicutt II			David B. Spencer
		Potential Award as % of Base Earning (Split Cash 2/3rds and Equity 1/3rd)			Potential Award as % of Base Earning (Split Cash 2/3rds and Equity 1/3rd)
Performance Measures	Weight	Threshold	Target	Superior	Threshold	Target	Superior
Operating EPS	30%	9.00%	18.00%	27.00%	7.90%	15.70%	23.70%
Asset Growth	15%	4.50%	9.00%	13.50%	3.90%	7.90%	11.80%
Non-Performing Asset Ratio	15%	4.50%	9.00%	13.50%	3.90%	7.90%	11.80%
Qualitative Assessment	40%	12.00%	24.00%	36.00%	10.50%	21.00%	31.50%
Grand Total	100%	30.00%	60.00%	90.00%	26.20%	52.50%	78.80%

In order for the program to be activated, the Company must first achieve a trigger level of performance. The trigger for 2013 was defined as positive operating income. Once the trigger is achieved for the Program Year, the Program can be funded up to the Superior. In 2013, the trigger was met, thus, the Program was funded. The actual performance measures achieved required the Program to be funded at a level in excess of the “Target Incentive” yet below the maximum “Superior Incentive.” The 2013 performance goals and achievements are set forth in the following table:

		Goals Established for Program Year
Performance Measures	Weight	Threshold	Target	Superior	Actual Achieved
Operating EPS	30%	$0.52	$0.65	$0.78	$0.73
Asset Growth	15%	4.69%	5.86%	7.03%	4.73%
Non-Performing Asset Ratio	15%	1.70%	1.50%	1.30%	1.31%
Qualitative Assessment	40%	Discretionary			Superior
Grand Total	100%				129%

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Operating EPS:	Net income available to common shareholders per GAAP plus fully tax-effected expenses for one-time acquisition and/or capital raise expenses plus or minus fully tax-effected gains or losses from securities not held in trading accounts or acquisitions divided by the weighted average of common shares outstanding for the period. Other fully tax-effected one-time expenses or income will be added or deducted based on a mutual agreement of the Compensation Committee and Messrs. Callicutt and Spencer. Operating EPS is a non-GAAP financial measure.

Asset Growth:	Year-end total assets less previous year-end total assets, divided by previous year-end total assets.

Non-Performing Asset Ratio:	Year-end non-performing assets ("NPAs"), excluding all covered assets, divided by total assets. Any NPAs and assets from acquired entities within the past 12 months are excluded from the calculation.

Qualitative Assessment:	A qualitative assessment of actions and results by the senior management team that support value creation for our shareholders, an enhanced customer experience, employee satisfaction and greater safety and soundness. Primary components of this assessment include: 1) quality of earnings; 2) performance against budget; 3) implementation of our strategic plan; 4) acquisitions made during the year, the integration and accretive results of past acquisitions, the actions by executives to bring quality merger and acquisition opportunities to the Board, and results from organic growth initiatives; 5) reduction in total criticized/classified assets (including real estate owned) prior to accounting discounts; and 6) regulatory compliance and risk management results of the Company. The assessment may consider but is not limited to the following: satisfactory exam ratings; resolution of key exam findings; actions and results taken by management to strengthen enterprise risk management, such as information system integration and improved controls and processes.

The Company exceeded its targeted performance for all three quantitative goals. The Compensation Committee granted the following awards to Messrs. Callicutt and Spencer:

Named Executive Officer	2013 Base Salary	2013 Actual Incentive	% of Base Earning
Richard D. Callicutt II	$475,000	$367,830	77.4%
David B. Spencer	$400,000	$271,032	67.8%

Mr. Callicutt received $308,988 in cash and $58,842 in equity (3,433 shares of the Company’s common stock based on the closing price of the common stock on December 31, 2013) and Mr. Spencer received $180,704 in cash and $90,328 in equity (5,270 shares of common stock based on the closing price of the common stock on December 31, 2013).

Long-Term Equity Incentive Awards. On May 21, 2013, the shareholders approved the BNC Bancorp 2013 Omnibus Stock Incentive Plan (the “Omnibus Incentive Plan”). Pursuant to the terms of the Omnibus Incentive Plan, no new awards can be granted under the former BNC Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (the “2004 Plan”). However, awards previously granted and outstanding under the 2004 Plan will remain in full force and effect under the 2004 Plan according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, shares of our common stock subject to such award that are not delivered will not be available for grant under the Omnibus Incentive Plan. Dividend equivalents, however, may continue to be issued under the 2004 Plan in respect of awards granted under the 2004 Plan that are outstanding as of May 21, 2013. The Omnibus Incentive Plan provides for the grant of incentive stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), performance units and other stock-base awards. The purpose of the Omnibus Incentive Plan is to:

•	balance the short-term orientation of other compensation elements.
•	more directly align management and shareholder interests;
•	focus executives on the achievement of long-term results;
•	support the growth and profitability of the Company and the Bank;
•	allow key executives to accumulate key assets; and
•	retain executive talent.

In determining the form of equity to be granted, the Compensation Committee considers many factors including the ability to drive corporate performance, retention, stock ownership, tax and accounting treatment, and the impact on dilution. To recognize the promotion and strengthen the link between executives’ compensation and stock price performance, restricted stock promotion awards were made to Messrs. Callicutt and Spencer on April 30, 2013. Mr. Callicutt received 100,000 shares of restricted stock and Mr. Spencer received 80,000 shares of restricted stock under the 2004 Plan. The awards vest over four years with 25% per year upon each of April 29, 2014; April 29, 2015; April 29, 2016 and April 29, 2017. In addition, to encourage stock ownership among these executives, the promotion awards are not transferable after vesting, unless and until each executive is no longer employed with the Company, his respective duties, responsibilities and roles with the Company are diminished or either dies or becomes disabled.

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Stock Compensation Grant and Award Practices. The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and the other Named Executive Officers. Until 2013, there had been no formal equity incentive program and equity grants were occasional and discretionary basis. Since the Compensation Committee implemented a formal incentive program in 2013, equity grants may be made annually.

When appropriate, the Compensation Committee’s decisions are reviewed and ratified by the Board of Directors.

In accordance with our equity plan, the Compensation Committee may grant stock options only at or above fair market value, which is defined as the closing sales price of our common stock on the NASDAQ on the date of grant.

Other Executive Benefits - Perquisites. The Company may provide the following to our Named Executive Officers:

•	club memberships and dues;
•	personal use of Company-provided auto or auto allowance;
•	expenses for spouses to attend conferences; and
•	personal use of Company-provided cell phones.

For 2013, we determined the level of perquisites and benefits to offer based on the Compensation Committee’s review of other financial institutions in our market area. We believe these perquisites serve a dual purpose. They are competitive with companies in our market area and facilitate the officer’s ability to work outside our administrative office by assisting with travel and providing an external location to conduct business. See the Summary Compensation Table on page 22 for perquisites received by each Named Executive Officer.

Other Executive Benefits - Retirement Benefits. We maintain Supplemental Executive Retirement Plans (“SERPs”) in the form of salary continuation and split dollar agreements for the benefit of Messrs. Callicutt and Spencer. Our goal is to provide competitive retirement benefits, given the restrictions on executives within tax-qualified plans. The Compensation Committee has worked in past years with consulting firms to analyze the possible benefits of using SERPs to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. The Compensation Committee believes that supplemental retirement benefits are at levels deemed competitive with peers and within annual cost parameters established by the Compensation Committee. For more information on the SERPs, see pages 24-25 of this Proxy Statement.

Other Executive Benefits - Severance Benefits. We have employment agreements with Mr. Callicutt and Mr. Spencer and a severance agreement with Mr. Gorczynski that provide, among other things, for severance benefits upon certain types of employment terminations. We believe the employment agreements and Severance Agreement serve a number of functions, including (i) to enable us to retain our talented executive team; (ii) to mitigate any uncertainty about future employment and continuity of management in the event of a change in control; and (iii) to protect the Company’s and our customers’ interests through appropriate post-employment restrictions, including non-compete and non-solicitation covenants, in the case of the employment agreements. Additional information regarding the employment agreements and the Severance Agreement may be found on pages 23-24 of this Proxy Statement.

Other Executive Benefits - Employee Benefit Plans. Our Named Executive Officers are eligible to participate in the employee benefit plans available to all of our employees, including medical, dental, life and disability insurance plans, and are also eligible to participate in our 401(k) plan.

Clawback Policy

We are committed to fully complying with the Dodd-Frank Act regarding a clawback policy once the SEC has promulgated final rules with respect to this requirement. Until regulations are promulgated, the Compensation Committee will address any situation regarding the adjustment or recovery of incentive awards based on performance measures that are later restated or otherwise adjusted in a manner that would reduce the size of an award and will determine the proper course of action taking into consideration fairness to the Company’s shareholders and the recipient.

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Tax and Accounting Consideration

The Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit/value to the Named Executive Officer. The accounting and tax treatment of compensation generally has not been a material factor in determining the amount of compensation for the Company’s Named Executive Officers.

The Company accounts for equity-based compensation following the provisions of Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

The Compensation Committee considers the structure of base salary and bonus compensation in order to maintain the deductibility of compensation under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee also takes into consideration other factors, together with Section 162(m) considerations, in making executive compensation decisions and may, in certain circumstances, approve and authorize compensation that is not fully tax-deductible.

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EXECUTIVE COMPENSATION

2013 SUMMARY COMPENSATION TABLE

In 2013, the Company did not pay any cash compensation to its Named Executive Officers but does make equity awards in accordance with the terms of the 2004 Plan, the Omnibus Incentive Plan and the Program. However, each Named Executive Officer of the Company is also an executive officer of the Bank and receives cash compensation from the Bank. The following table sets forth the cash and other compensation, including equity awards, which the Bank and/or the Company paid or accrued to our Named Executive Officers during the years ended December 31, 2013, 2012, and 2011, respectively. Mr. Montgomery, the former Chief Executive Officer of the Company and the Bank, retired in June 2013 and is also included in the 2013 Summary Compensation Table.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards(1)	Non-Equity Incentive Plan Compensa- tion(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensa- tion(4) ($)	Total ($)
Richard D.	2013		434,234	-	1,074,391	308,988	90,257	50,400	1,958,270
Callicutt II	2012		419,299	75,000	323,380	-	86,292	34,199	938,170
President and Chief Executive Officer of the Company and the Bank	2011		388,407	-	73,040	-	77,087	28,785	567,319

David B. Spencer	2013		397,678	-	903,171	180,704	55,161	38,452	1,575,166
Senior Executive	2012		383,749	75,000	237,480	-	52,738	24,241	773,208
Vice President and Chief Financial Officer of the Company and the Bank	2011		347,152	-	73,040	-	45,415	28,420	494,027

Ronald J.	2013		245,746	25,000	50,240	-	-	16,612	337,598
Gorczynski	2012	(5)	-	-	-	-	-	-	-
Executive Vice President and Chief Accounting Officer of the Company and the Bank	2011	(5)	-	-	-	-	-	-	-

W. Swope	2013		423,857	-	-	-	126,233	26,834	576,924
Montgomery, Jr.	2012		480,999	75,000	229,080	-	321,404	44,000	1,150,483
Former President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank	2011		439,639	-	73,040	-	264,379	34,992	812,050

1   This column represents the aggregate grant date fair value of restricted stock granted to each of the Named Executive Officers in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation.” Restricted stock awards are valued at the closing price of the Company’s common stock on the date of the grant. Please refer to BNC’s Financial Statements and Footnotes to the Financial Statements found in the Annual Report on Form 10-K mailed with this Proxy Statement.

2   All amounts reported under this column related to performance-based awards earned under the BNC Executive Incentive Program, as described in “Elements of Compensation – BNC Bancorp Executive Incentive Program”, beginning on page 18.

3   These amounts represent the aggregate value of the increase in actuarial present value of each named executive officer under their individual Supplemental Executive Retirement Plan.

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4   Included in All Other Compensation are certain perquisites, which can include club membership dues, cell phone, spouse travel, and imputed income from Bank-owned split dollar insurance policy. For 2013, Mr. Callicutt had $11,200 for automobile, $8,750 contributed by the Bank to the 401(k) plan, $21,250 paid in dividends on unvested restricted stock, $6,300 for club membership dues and $2,900 for perquisites. Mr. Spencer had $9,600 for automobile, $1,977 contributed by the Bank to the 401(k) plan, $17,475 paid in dividends on unvested restricted stock, $5,200 for club membership dues and $4,200 for perquisites. Mr. Gorczynski had $8,700 for automobile, $6,812 contributed by the Bank to the 401(k) plan, and $1,100 for perquisites. Mr. Montgomery had $5,700 for automobile, $5,042 contributed by the Bank to the 401(k) plan, $5,250 paid in dividends on unvested restricted stock, $5,400 for club membership dues and $5,442 for perquisites.

5   Mr. Gorczynski was not considered a Named Executive Officer until 2013, and as such, his compensation for 2012 and 2011 is not included in the Summary Compensation Table.

Employment Agreements

On June 28, 2013, the Company entered into Employment Agreements, effective July 1, 2013, with Richard D. Callicutt, II, President and Chief Executive Officer, and David B. Spencer, Senior Executive Vice President and Chief Financial Officer (the “Employment Agreements”).

Under the terms of the new Employment Agreement, Mr. Callicutt will receive a base salary of no less than $475,000, which is subject to annual increases as determined by the Company’s Board of Directors. Mr. Callicutt is also eligible to earn an annual bonus award based upon the achievement of performance objectives set by the Company’s Board of Directors or Compensation Committee, with a target annual bonus equal to 40% of his base salary.

Mr. Spencer will receive a base salary of no less than $400,000, which is subject to annual increases as determined by the Company’s Board of Directors. Mr. Spencer is also eligible to earn an annual bonus award based upon the achievement of performance objectives set by the Company’s Board of Directors or Compensation Committee, with a target annual bonus equal to 35% of his base salary.

Each of the Employment Agreements provides for a term of three years, beginning July 1, 2013, with automatic annual extensions on each annual anniversary date, unless the Company gives the executive notice at least 90-days prior to the annual anniversary date that the employment period will not be extended. If the Company terminates the executive’s employment for reasons other than cause, death or disability, or the executive terminates employment for good reason, the executive will generally be entitled to receive: (1) accrued but unpaid base salary and vacation pay through his termination date; (2) reimbursement of expenses incurred prior to his termination date; (3) any unpaid bonus amounts, if then determinable, for the preceding fiscal year; (4) a pro-rated bonus amount for any bonus earned in the year of termination; and (5) an amount equal to 1.5 times the sum of his (A) annual base salary and (B) target bonus. In the event that the executive’s employment is terminated within two years following a change in control, the executive will receive an amount equal to three times the sum of his (A) annual base salary, and (B) target bonus. The Company will reimburse the executives for legal fees and expenses defending each executive s rights under the employment agreement up to a maximum aggregate amount of $500,000.

Each Employment Agreement also: (1) contains a confidentiality provision; (2) contains non-competition and non-solicitation provisions for the 15-month period following the executive’s termination; and (3) amends Section 7.14 of the Salary Continuation Agreement of Messrs. Callicutt and Spencer, to address treatment of any payments under Section 4999 and Section 280G of the Internal Revenue Code.

See page 29 for the payments Mr. Callicutt and Mr. Spencer would have been entitled to receive under their respective Employment Agreements had a change in control termination occurred on December 31, 2013.

Severance Agreement

On March 12, 2014, the Company entered into a Change in Control Severance Agreement with Mr. Gorczynski, which provides for a three-year term with annual automatic annual extensions on each annual anniversary date, unless the Company gives him notice at least 90-days prior to the annual anniversary that the Severance Agreement will not be extended. If Mr. Gorczynski’s employment is terminated without cause or Mr. Gorczynski terminates his employment during the two years following a change in control of the Company, he will be entitled to receive: (1) accrued but unpaid base salary and vacation pay through his termination date; (2) reimbursement of expenses incurred prior to his termination date; (3) an amount equal to two times his annual base salary (4) acceleration of 100% of the unvested portion of his unvested equity awards and (5) continued health insurance benefits until the earliest to occur of (a) a period of 12 months from the date of his termination, (c) the date upon which he becomes eligible for coverage under a subsequent employer’s insurance plan, and (c) the date he or his dependents cease to be eligible for COBRA coverage.

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The receipt of severance payments and benefits is subject to Mr. Gorczynski’s signing and not revoking a separation agreement and release of claims. The Severance Agreement also contains a confidentiality provision.

Consulting Agreement

On April 10, 2013, the Company entered into a two year consulting agreement (the “Agreement”) with Mr. Montgomery. The Agreement provides for the payment of an annual consulting fee of $200,000 to Mr. Montgomery that commenced upon his retirement on June 11, 2013. Under the terms of the Agreement, Mr. Montgomery will also receive the title to the vehicle he is currently using, a car expense allowance of $500 per month, payment of $125 per month for cell phone usage, payment of country club dues and payment for medical care under a Medicare program for the two-year term of the Agreement. Mr. Montgomery also continues to serve on the Board of Directors of the Company and the Bank as Vice Chairman.

Salary Continuation and Endorsement Split Dollar Agreements

The Bank entered into amended Salary Continuation Agreements and associated Endorsement Split Dollar Agreements with Messrs. Callicutt and Spencer on December 18, 2007. Referred to as “SERPs,” the Salary Continuation Agreements promise a specified annual retirement benefit to each executive when he attains the normal retirement age – age 65 – or a reduced annual benefit if the executive’s employment terminates before age 65, whether termination occurs because of involuntary termination without cause, voluntary termination for any reason, or termination because of disability. Benefits for termination before age 65 are determined solely by the amount of the liability accrual balance maintained by the Bank. Consistent with generally accepted accounting principles, the Bank’s liability accrual balance increases incrementally each month so that the final liability accrual balance at the executive’s normal retirement age equals the present value of the specified normal retirement benefit. If an executive’s employment terminates before age 65, instead of the specified normal retirement benefit he will receive a reduced annual benefit that is based on the amount of the Bank’s liability accrual balance when employment termination occurs. The reduced benefit would not be payable until the executive attains age 65. Annual SERP benefits are payable for life and increases annually by 3%. The SERPs also provide for a lump-sum cash benefit payable immediately after a change in control, regardless of whether the executive’s employment also terminates. For Messrs. Callicutt and Spencer the lump-sum benefit would consist of cash in an amount equal to the present value of the executive’s specified normal retirement age benefit, meaning the liability accrual balance projected to exist when the executive attains age 65. The SERPs make clear that this lump-sum change-in-control benefit is payable on no more than one occasion. If the change-in-control benefit is paid under the SERPs, the executives would be entitled to no other SERP benefits. If a change in control occurs while the executive is receiving or is entitled at age 65 to receive retirement benefits under the SERP, the executive would instead receive an immediate lump-sum payment consisting of the liability accrual balance. The Bank has assured each executive that it will reimburse the executive’s legal expenses if his SERP is challenged after a change in control, up to $500,000. This promise is in addition to the similar legal fee reimbursement promise contained in the employment agreements.

See page 29 for the amount Mr. Callicutt and Mr. Spencer would have been entitled to receive had termination occurred on December 31, 2013.

The amended Endorsement Split Dollar Agreements associated with the SERPs assure each participating executives’ designated beneficiaries of a death benefit after the executive’s death, whether death occurs before or after employment termination, but if the executive is terminated for cause he would forfeit all benefits under his SERP and the associated Endorsement Split Dollar Agreement. At the executives’ death the executives’ designated beneficiaries would be entitled to (x) an amount equal to the liability accrual balance existing at the executive’s death, payable under the SERPs in a single lump sum 90 days after the executive’s death, and (y) under the Endorsement Split Dollar Agreements associated with the SERPs, 100% of the net death benefit payable under Bank-owned insurance policies on the executives’ life, payable directly by the insurer to the designated beneficiary. The term net death benefit means the total life insurance policy death proceeds minus the policy cash surrender value. The policy cash surrender value is payable in its entirety to the Bank. The Financial Accounting Standards Board clarified in late 2006 that a split dollar arrangement providing post-retirement death benefits requires the employer to recognize compensation expense during an employee’s working years to account for the split dollar insurance obligation, even though the split dollar benefit will ultimately be paid by the insurance company and not the employer. Accordingly, the Bank recognizes compensation expense associated with this post-retirement split dollar insurance arrangement.

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Omnibus Stock Incentive Plan

General. Our shareholders approved the Omnibus Incentive Plan at the 2013 Annual Meeting of Shareholders. Awards under the Omnibus Incentive Plan may be made to the directors, officers, employees and consultants of the Company and its subsidiaries and affiliates and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, except that incentive stock options may be granted only to employees of the Company and its subsidiaries. Awards granted under the Omnibus Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, other stock-based awards or any combination of those awards. The Omnibus Incentive Plan provides that awards may be made under the Omnibus Incentive Plan for ten years.

Unless and until the Board appoints any other committee or subcommittee, the Omnibus Incentive Plan will be administered by the Compensation Committee. Under the terms of the Omnibus Incentive Plan, the Compensation Committee can make rules and regulations and establish such procedures for the administration of the Omnibus Incentive Plan, as it deems appropriate. Any determination made by the Compensation Committee under the Omnibus Incentive Plan will be made in the sole discretion of the Compensation Committee and such determinations will be final and binding on all persons.

Shares Available and Individual Share Limits. The Omnibus Incentive Plan provides that the aggregate number of shares of our common stock that may be subject to awards under the Omnibus Incentive Plan cannot exceed 1,500,000 subject to adjustment in certain circumstances to prevent dilution or enlargement. This number of shares of common stock, which is subject to the individual limits and share counting mechanism set forth below, was determined based on a review by the Compensation Committee and an independent compensation consultant. No participant may be granted, in each case during any calendar year, performance-based awards intended to qualify under Section 162(m) of the Code (other than stock options and stock appreciation rights) covering in excess of 300,000 shares or stock options and stock appreciation rights covering in excess of 300,000 shares. The maximum number of shares that may be granted pursuant to incentive stock options is 1,500,000. The maximum number of Awards that may be granted to a director in any year will not exceed 25,000. The maximum value of the property that may be paid to a participant pursuant to a performance unit in any year is $500,000.

Minimum Vesting Conditions. Subject to the terms of the Omnibus Incentive Plan and the applicable award agreement, any award of restricted stock, RSUs and other stock-based awards will be subject to vesting during a restriction period of at least three years following the date of grant, except that a restriction period of at least one year is permissible if vesting is conditioned upon the achievement of certain performance goals established by the Compensation Committee. In addition, subject to the terms of the Omnibus Incentive Plan and the applicable award agreement, such awards may vest in part on a pro-rata basis prior to the expiration of any restriction period, and up to five percent of shares available for grant subject to full-value awards may be granted without regard to the restriction period, and the Compensation Committee may accelerate the vesting and lapse of any restrictions with respect to any such awards.

Performance Goals. The Omnibus Incentive Plan provides that performance goals may be established by the Compensation Committee in connection with the grant of restricted stock, RSUs, performance unit or other stock-based awards. In the case of an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Code: (i) such goals will be based on the attainment of specified levels of one or more of the following measures: asset growth, stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share (whether on pre-tax, after-tax, operations or other basis), operating earnings, total return to shareholders, ratio of debt to debt plus equity, net borrowing, credit quality or debt ratings, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, shareholder value added, embedded value added, loss ratio, expense ratio, combined ratio, premiums, pre- or after-tax income, net income, cash flow (before or after dividends), expense or expense levels, economic value added, cash flow per share (before or after dividends), free cash flow, gross margin, risk-based capital, revenues, revenue growth, sales growth, return on capital (including return on total capital or return on invested capital), capital expenditures, cash flow return on investment, cost, cost control, gross profit, operating profit, economic profit, profit before tax, net profit, cash generation, unit volume, sales, net asset value per share, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies); and (ii) such performance goals will be set by the committee within the time period and other requirements prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

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Change in Control. Unless provided otherwise in the applicable award agreement, in the event that a participant’s employment terminates within two years following a change in control by reason of death, disability or retirement or without cause or a resignation for “good reason,” awards granted under the Omnibus Incentive Plan will generally vest in full (i.e., the awards “double-trigger” vest); and any option or SAR held by the participant as of the date of the change in control that remains outstanding as of the date of such termination of employment may thereafter be exercised until the later of (i) in the case of incentive stock options, the last date on which such options would otherwise be exercisable, and (ii) in the case of nonqualified options and SARs, the later of (A) the last date on which such option or SAR would otherwise be exercisable and (B) the earlier of (1) the third anniversary of the change in control and (2) the expiration of the option’s or SAR’s term.

KeySource Incentive and Non-Statutory Stock Option Plans

In connection with the acquisition of KeySource by the Company pursuant to the KeySource Agreement, BNC assumed and restated the 2007 KeySource Financial, Inc. 2007 Incentive Stock Option Plan (the “Incentive Plan”) and the KeySource Financial, Inc. 2007 Nonstatutory Stock Option Plan (the “Nonstatutory Plan” and, collectively, the “Plans”). The Compensation Committee will administer the Incentive Plan and the Board of Directors of the Company will administer the Nonstatutory Plan.

The maximum number of shares of common stock that may be offered under the Incentive Plan is 172,214 shares and the maximum number of shares that may be offered under the NonStatutory Plan is 172,214 (which number represents the number of shares subject to awards assumed by BNC in the acquisition plus the number of shares available for future grants under the Plan immediately before consummation of the acquisition). The Company does not anticipate at this time awarding any options pursuant to the Plans.

Both Plans will expire by their own terms on May 9, 2017, unless terminated sooner by the Company’s Board. No amendment or modification of the Plans can materially reduce the benefits under any previously granted option to a participant under the Plans without the consent of such participant.

Grants of Plan-Based Awards

The following table gives information related to the grants of restricted stock from the 2004 Plan and Omnibus Incentive Plan and cash and stock awards made under the BNC Bancorp, Inc. Executive Incentive Program, which were granted to or earned by our Named Executive Officers during fiscal year 2013. In the case of awards under the BNC Bancorp Executive Incentive Program, the awards are based on 2013 performance but were not paid out until January 21, 2014.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or Units(1)(#)	Underlying Options (#)	Awards ($/Sh)	Awards ($)
Richard D.	04/30/2013	-	-	-	-	-	-	100,000	-	-	1,015,000
Callicutt II	01/21/2014	-	-	308,988	-	-	3,433	-	-	-	59,391

David B.	04/30/2013	-	-	-	-	-	-	80,000	-	-	812,000
Spencer	01/21/2014	-	-	180,704	-	-	5,270	-	-	-	91,171

Ronald J. Gorczynski	10/10/2013	-	-	-	-	-	-	4,000	-	-	50.240

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1        On April 30, 2013, Mr. Callicutt was awarded 100,000 shares and Mr. Spencer 80,000 of the Company’s common stock under the 2004 Plan for no purchase price. The awards are subject to the terms and conditions described in the 2004 Plan. Specifically, the award agreements provide that the awards vest over four years with 25% of the shares earned upon each of April 29, 2014, April 29, 2015, April 29, 2016 and April 29, 2017. When vested, the shares will not be transferable by Messrs. Callicutt and Spencer unless and until each is no longer employed with the Company, his respective duties, responsibilities and roles with the Company are diminished or either dies or becomes disabled. The award shares are transferable by Messrs. Callicutt and Spencer to satisfy tax obligations related to the awards. The value of the grant is based on the closing price per share of $10.15 of the Company’s common stock on April 10, 2013.

2        Based on the Compensation Committee’s assessment of achievement of the 2013 performance goals on January 21, 2014: (1) Mr. Callicutt received a cash payment of $308,988 (payable in the form of a performance unit under the Omnibus Incentive Plan) and 3,433 shares of stock under the Omnibus Incentive Plan with a value of $59,391 and (2) Mr. Spencer received a cash payment of $180,704 (payable in the form of a performance unit under the Omnibus Incentive Plan) and 5,270 shares of stock under the Omnibus Incentive Plan, with a value of $91,171. The value of the equity awards is based on the closing price of the Company’s common stock on January 21, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table gives information related to equity awards held by our Named Executive Officers and W. Swope Montgomery, Jr., our former Chief Executive Officer, on December 31, 2013.

Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisible(1)	Number of Securities Underlying Unexercised Options (#) Unexercisible	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Richard D.	01/18/2005	22,000	-	-	13.64	01/15/2015	04/30/2013	-	-	100,000	(2)	1,714,000
Callicutt II							10/02/2012	-	-	5,500	(3)	94,270
							07/02/2012	-	-	16,500	(1)	282,810

David B.	01/18/2005	22,000	-	-	13.64	01/15/2015	04/30/2013	-	-	80,000	(2)	1,371,200
Spencer	08/17/2004	9,625	-	-	11.82	08/17/2014	10/02/2012	-	-	3,000	(3)	51,420
							07/02/2012	-	-	9,000	(1)	154,260

Ronald J.	08/04/2009	7,000	-	-	7.40	43,681	10/10/2013	-	-	4,000	(4)	68,560
Gorczynski							10/02/2012	-	-	4,000	(5)	68,560
							01/06/2012	-	-	501	(6)	8,587

W. Swope	01/18/2005	27,500	-	-	13.64	01/15/2015	10/02/2012	-	-	3,000	(1)	51,420
Montgomery, Jr.	08/17/2004	9,625	-	-	11.82	08/17/2014	07/02/2012	-	-	9,000	(2)	154,260

1        All stock option awards are exercisable.

2        These shares of restricted stock vest based on service conditions. Future vesting dates are April 29, 2014, April 29, 2015, April 29, 2016, and April 2017.

3        These shares of restricted stock vest based on service conditions. The future vesting date is July 2, 2014.

4        These shares of restricted stock vest based on service conditions. Future vesting dates are October 10, 2014, October 10, 2015, and October 10, 2016.

5        These shares of restricted stock vest based on service conditions. The future vesting date is October 2, 2014.

6        These shares of restricted stock vest based on service conditions. These shares vested on January 6, 2014.

7        The amounts in the Market Value Column under the Stock Awards section of this Table were computed by multiplying the price per share ($17.14) on the last day of the Company’s fiscal year, December 31, 2013, by the number of shares awarded, rounded to the nearest dollar.

Option Exercises and Stock Vested Table. The following table provides information concerning options and restricted stock awards vested during the year ended December 31, 2013 for each of our Named Executive Officers and W. Swope Montgomery, Jr., our former Chief Executive Officer.

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2013 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Richard D. Callicutt II	-	-	8,000	106,640
	-	-	11,000	148,390

David B. Spencer	-	-	8,000	106,640
	-	-	11,375	153,449
	-	-	1,125	14,839

Ronald J. Gorczynski	-	-	500	4,075
	-	-	1,500	21,900

W. Swope Montgomery, Jr.	-	-	8,000	106,640
	-	-	11,000	148,390

1        Reflects the fair market value of the shares as of the vesting date.

Nonqualified Deferred Compensation. The following table gives information related to Messrs. Callicutt’s, Spencer’s and Montgomery’s SERPS. The material terms of the SERPS, including payouts under various termination scenarios and distributions upon retirement or death, are described in detail on pages 24-25 and in the 2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL table on page 29 of this Proxy Statement.

2013 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End(2)
Richard D. Callicutt II	-	90,257	-	-	703,816
David B. Spencer	-	55,161	-	-	390,026
W. Swope Montgomery, Jr.	-	126,223	-	-	2,194,474

1        These amounts represent the aggregate value of the increase in actuarial present value of the SERP for Messrs. Callicutt and Spencer under their individual Supplemental Executive Retirement Plan. These amounts are reported as fiscal year 2013 income in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2013 Summary Compensation Table.

2        Amounts reported in this column were reported as compensation in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table in previous years.

Profit Sharing and 401(k) Plan

The Bank maintains a Profit Sharing Plan and Trust with a qualified cash or deferred feature (the “Retirement Plan”) under Section 401(k) of the Code. All full-time employees as of the beginning of the plan year are eligible to participate in the Retirement Plan. A participating employee may contribute, through payroll deduction, from 1% to 15% of his/her salary on a tax deferred basis subject to the requirements of Section 401(k) of the Code. The Bank has agreed to contribute to the Retirement Plan an amount equal to 50% of such payroll deductions, but no more than 6% of total compensation. The Bank can, in its discretion, make additional contributions to the Plan. Any contributions by the Bank will be fully vested in the participant if he/she has six years of service with the Bank and will be reduced by 20% for each lesser number of years. The Bank contributed $999,797 to the Retirement Plan in 2013.

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2013 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summarizes the value of the termination payments and benefits that our CEO, Richard Callicutt, and our CFO, David Spencer, would receive if they had terminated employment on December 31, 2013, under the circumstances shown. Mr. Gorczynski is not included in the table because his Severance Agreement did not go into effect until March 2014 and Mr. Montgomery is not included due to his retirement in 2013. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

Name	Executive Contributions Last Fiscal Year ($)	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Termination Due to Death ($)	Termination Due to Retirement ($)	Termination Due to Disability ($)	Voluntary Termination ($)
Richard D. Callicutt II	(a) Cash Severance	997,550	1,995,000	-	-	-	-
	(b) Pro-Rata Bonus	190,000	190,000	190,000	-	190,000	-
	(c)Equity Acceleration	2,091,080	2,091,080	2,091,080	-	2,091,080	-
	(d) Benefit Contribution	4,226	8,451	4,226	-	4,226	-
	(e) SERP	703,815	1,882,447	703,815	703,815	703,815	703,815
	(f) Outplacement	25,000	25,000	-	-	-	-
	(g) Life Insurance	-	-	2,011,520	-	-	-
	Total	4,011,621	6,191,978	5,000,641	703,815	2,989,121	703,815

David B. Spencer	(a) Cash Severance	810,000	1,620,000	-	-	-	-
	(b) Pro-Rata Bonus	140,000	140,000	140,000	-	140,000	-
	(c)Equity Acceleration	1,576,880	1,576,880	1,576,880	-	1,576,880	-
	(d) Benefit Contribution	6,334	12,668	6,334	-	6,334	-
	(e) SERP	390,026	1,440,665	334,856	344,856	344,856	344,856
	(f) Outplacement	25,000	25,000	-	-	-	-
	(g) Life Insurance	-	-	2,453,542	-	-	-
	Total	2,948,240	4,815,213	4,511,612	334,856	2,058,070	334,856

The Pay Components in the table above were determined as follows:

a)        As provided in each respective Employment Agreement, upon termination, executives are entitled to a lump sum cash payment equal to the product of the applicable severance multiple and the sum of the executive’s current base salary and the target bonus. The severance multiples provided in their Employment Agreements are as follows:

Termination without Cause or For Good Reason in the absence of a change in control	1.5x
Termination without Cause For Good Reason upon a change of control	3x
Death, Disability, Retirement, or Voluntary Termination	0x

b)        The executives are entitled to receive a pro-rated annual bonus upon termination by the executive for Good Reason or by the Company without Cause (with or without a change in control), death or disability.

c)        As provided in the Employment Agreements, upon termination (except for retirement), all outstanding equity awards vest immediately.

d)        As provided in the Employment Agreements, the executives receive continued coverage under any medical, dental, or life insurance programs for 18 months for termination, other than retirement in the absence of a change in control. The benefit continuation period extends to 36 months upon termination in the event of a change in control. Benefit costs are based on 2013 employer costs.

e)        As provided in the SERP agreements, the amounts represent the incremental value of the SERP benefit and are equal to the present value at age 65, the normal retirement age, taking into account the annual 3% benefit increase and using a discount rate equal to the accrual rate used by the Bank to account for its obligations under the SERP, which rate was 4.5% as of December 31, 2013. Mr. Callicutt will reach normal retirement age in 2014 and Mr. Spencer in 2017; the annual retirement benefit under the SERP is $129,000 for Mr. Callicutt and $99,000 for Mr. Spencer, payable for the executive’s lifetime and increasing annually by 3% after payments commence.

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f) As provided in the Employment Agreements, for the one-year period after termination, executives are entitled to receive reasonable outplacement expenses in an amount up to 25,000.

g) This amount represents the split-dollar benefit due to beneficiaries.

2013 DIRECTOR COMPENSATION TABLE

The following table reports compensation paid to or accrued for the benefit of each non-employee director during 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Options ($)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Larry L. Callahan	52,500	-	-	-	-	-	52,500
Joseph M. Coltrane, Jr.	52,500	-	-	-	-	-	52,500
Charles T. Hagan III	57,500	-	-	-	-	-	57,500
Elaine M. Lyerly	47,500	-	-	-	-	-	47,500
W. Swope Montgomery, Jr.(1)	27,708	-	-	-	-	-	27,708
Lenin J. Peters, M.D.	60,000	-	-	-	-	-	60,000
John S. Ramsey, Jr.	47,500	-	-	-	-	-	47,500
Thomas R. Sloan	72,500	-	-	-	-	-	72,500
Thomas R. Smith, CPA	60,000	-	-	-	-	-	60,000
Robert A. Team, Jr.	57,500	-	-	-	-	-	57,500
G. Kennedy Thompson(2)	35,000	-	-	-	-	-	35,000
D. Vann Williford	55,000	-	-	-	-	-	55,000
Richard F. Wood	55,000	-	-	-	-	-	55,000

1       Mr. Montgomery did not receive director fees during the portion of the year that he served as an executive officer of the Company.

2       Mr. Thompson’s director’s fees are paid to Aquiline Capital Partners LLC pursuant to the Investment Agreement between Aquiline Holdings LLC and the Company.

Directors’ Fees. For the fiscal year ended December 31, 2013, each director received a $35,000 annual retainer; the Chairman of the Board received an additional $20,000. The Chairmen of the Company’s Audit Committee and the Bank’s Loan Committee received an additional $15,000; the Chairmen of the Company’s Compensation Committee and Nominating and Corporate Committees and the Bank’s ALCO Committee received an additional $10,000. Members of the Company’s Audit Committee and the Bank’s Loan Committee each received an additional $7,500 and all other committee members received an additional $5,000. Mr. Callicutt and Mr. Bolt do not receive compensation for attendance at these meetings.

During 2013, directors’ fees totaled $680,208 in the aggregate. Except for $322,609, these fees were not paid directly to the directors, but were either placed into a “Directors Deferred Compensation Plan” which was approved by the Company’s Board of Directors in January 1994 or, in the case of Mr. Thompson, paid to Aquiline Capital Partners LLC pursuant to the Investment Agreement. Prior to the beginning of the applicable fiscal year and consistent with past practice, each non-employee director has the ability to defer up to 100% of the annual retainers and meeting fees. The deferred amounts are deemed invested in director-selected investments alternatives, including BNC Bancorp common stock. The Principal administers this plan at an annual cost of $4,000. We have established a rabbi trust to hold the directors’ accrued benefits under the plan.

Director Stock Option Plan. See “Executive Compensation – Omnibus Stock Ownership and Long Term Incentive Plan” for a discussion of the directors’ benefits under the Omnibus Incentive Plan. Our directors did not receive any equity in 2013 for their services on our Board of Directors.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2013 Annual Meeting for filing with the SEC.

COMPENSATION COMMITTEE:

D. Vann Williford (Chairman)

Joseph M. Coltrane, Jr.

Lenin J. Peters, MD

John R. Ramsey, Jr.
Thomas R. Sloan

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a “listed issuer” under the rules and regulations of the Exchange Act whose common stock is listed on the NASDAQ Capital Market. The Company uses the definition of independence contained in the NASDAQ’s listing standards to determine the independence of its directors and that the Board of Directors and each standing committee of the Board is in compliance with the NASDAQ listing standards for independence.

Certain directors and executive officers of the Bank and their immediate families and associates were customers of and had transactions with the Bank in the ordinary course of business during 2013. All outstanding loans, extensions of credit or overdrafts, endorsements and guarantees outstanding at any time during 2013 to the Bank’s executive officers and directors and their family members were made in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present any other unfavorable features.

The Board of Directors routinely, and no less than annually, reviews all transactions, direct and indirect, between the Company or the Bank and any employee or director, or any of such person’s immediate family Transactions are reviewed as to comparable market values for similar transactions. All material facts of the transactions and the director’s interest are discussed by all disinterested directors and a decision made about whether the transaction is fair to the Company and the Bank. A majority vote of all disinterested directors is required to approve the transaction. The Board of Directors also evaluates the influence that family relationships may have on the independence of directors who are related by blood or marriage. There are no such relationships on the Company’s or the Bank’s Board of Directors.

During 2013, the Company entered into a leasing arrangement for its administrative offices with a company in which Robert A. Team, Jr., a member of the Board of Directors, has a minority ownership interest. During 2013, the Company paid $244,457 in aggregate rent expense related to this leasing agreement. Before entering into this leasing agreement, the Board of Directors hired a third-party consulting firm to evaluate the competitiveness of the lease terms and based on the consulting firm’s analysis and the Board’s own due consideration, the leasing agreement was considered economically fair and in the best interest of the Company considering the Company’s rapid growth over the past several years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Exchange Act requires that any person who acquires the beneficial ownership of more than five percent of the Company’s common stock notify the SEC and the Company. Following is certain information, as of the Record Date, regarding those persons or groups who held of record, or who are known to the Company to own beneficially, more than five percent of the outstanding voting common stock. The information below is based on filings made with the SEC.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Class[2]
Aquiline BNC Holdings LLC[3] 535 Madison Avenue, 24th Floor New York, NY 10022	1,507,054	7.00%

Wellington Management Group, LLP[4] 280 Congress Street Boston, MA	1,556,298	7.23%

____________________________

1     Voting and investment power are not shared unless otherwise indicated. Also, unless otherwise noted, all shares are owned directly or indirectly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

2     Based upon a total of 21,535,295 shares, which includes voting common stock outstanding as of the Record Date, unvested restricted stock with voting rights as of the record date and shares in which a person has the right to acquire beneficial ownership within 60 days.

3     Aquiline BNC Holdings, LLC also directly owns 4,820,843 shares of Non-Voting Common Stock, which are convertible into 4,820,843 shares of BNC’s voting common stock only by unaffiliated third parties.

4     Wellington Management Company LLP has shared dispositive and voting power over its beneficially owned shares.

Set forth on the following pages is certain information, as of the Record Date, regarding those shares of voting common stock owned beneficially by each of the persons who currently serves as a member of the Board of Directors, is a nominee for election to the Board at the Annual Meeting, or is a named executive officer of the Company. Also shown is the number of shares of voting common stock owned by the directors and executive officers of the Company as a group.

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Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
James T. Bolt, Jr. 4733 Cambridge Crescent Dr. Charlotte, NC 28226	63,878	*

Larry L. Callahan 2551 Renn Road Kernersville, NC 27284	26,331	*

Richard D. Callicutt II(3) 4244 Rockbridge Road High Point, NC 27262	139,715	*

Joseph M. Coltrane, Jr.(4) 6001 Knightbridge Court Kernersville, NC 27284	64,249	*

Ronald J. Gorczynski(5) 1200 Cairphilly Castle Court Apex, NC 27502	17,805	*

Charles T. Hagan III(6) 305 Meadowbrook Terrace Greensboro, NC 27408	59,450	*

Elaine M. Lyerly(7) 804 Scotty Court Cramerton, NC 28032	44,049	*

W. Swope Montgomery, Jr.(8) 4831 Worchester Place Jamestown, NC 27282	125,341	*

Lenin J. Peters, M.D.(9) 507 Lindsay Street High Point, NC 27262	533,379	2.5

John S. Ramsey, Jr.(10) P.O. Box 502 Sullivan’s Island, SC 29482	26,301	*

Thomas R. Sloan(11) 705 Sunset Drive Greensboro, NC 27108	281,164	1.32

Thomas R. Smith, CPA(12) 309 Balsam Drive Lexington, NC 27292	93,783	*

David B. Spencer(13) 7420 Foxchase Drive Lexington, NC 27292	470,607	2.2

Robert A. Team, Jr.(14) 102 Acacia Circle Lexington, NC 27292	41,440	*

G. Kennedy Thompson c/o Aquiline Capital Partners LLC 535 Madison Avenue New York, NY 10022	130	*

D. Vann Williford(15) 4455 Fair Oaks Land High Point, NC 27265	67,555	*

Richard F. Wood(16) 701 Florham Drive High Point, NC 27262	7,138	*

All directors and executive officers as a group (16 persons)(17)	2,062,315	9.58%

*     Less than 1%

(1)    Voting and investment power is not shared unless otherwise indicated. Unless otherwise noted all shares are owned directly or indirectly by the named individuals, by their spouses or minor children, or by other entities controlled by the named individuals.

(2)      Based upon a total of 21,332,244 shares of the voting common stock outstanding at the Record Date, plus the number of shares of voting common stock each individual has the right to purchase based on underlying options that have vested or are exercisable within 60 days under the 2004 Plan, plus the number of shares of unvested restricted stock awarded to each directors who have voting rights over such shares, plus shares of restricted stock that will vest within 60 days.

(3)      Includes 22,000 shares underlying options that have vested or are exercisable within 60 days under the 2004 Plan and 25,000 shares of restricted stock that will vest within 60 days.

(4)      Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Coltrane can vote.

(5)      Includes 7,000 shares underlying options underlying options that have vested or are exercisable under the 2004 Plan.

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(6)      Includes 3,080 shares are owned by Hagan Family Fund of which Mr. Hagan is director and 3,080 shares are owned by 1884 LLC of which Mr. Hagan is a director. While Mr. Hagan is a director of both the Hagan Family Fund and 1884 LLC, he has shared rather than sole voting and dispositive authority over the shares held in those entities. Also includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Hagan can vote.

(7)      Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Ms. Lyerly can vote.

(8)      Includes 37,125 shares underlying options that have vested or are exercisable within 60 days under the 2004 Plan and 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Montgomery can vote.

(9)      Includes 175,891 shares that Dr. Peters does not own but over which he has sole voting and investment authority. Also includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Dr. Peters can vote.

(10)      Includes 12,301 shares underlying options that have vested and are exercisable within 60 days under the 2004 Plan. Also includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Ramsey can vote.

(11)      Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Sloan can vote.

(12)      Includes 5,000 shares in J&A Investments, a company in which he and his spouse own 50% of the equity; and 9,143 shares held in the Hodges Family Trust for which Mr. Smith is the trustee. Mr. Smith has voting and dispositive power over the shares held in the Hodges Family Trust but no beneficial ownership in the shares. Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Smith can vote.

(13)      Includes 31,625 shares underlying options that have vested or are exercisable within 60 days under the 2004 Plan and 331,907 shares held by BNC’s Rabbi Trust over which Mr. Spencer, as trustee, has voting power. Also includes 20,000 shares of restricted stock that will vest within 60 days.

(14)      Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Team can vote.

(15)       Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Williford can vote.

(16)      Includes 4,000 shares of restricted stock awarded under the Omnibus Incentive Plan which have not vested but which Mr. Wood can vote.

(17)      Includes 110,051 shares underlying options that have vested or are exercisable within 60 days under the 2004 Plan and 45,000 shares of restricted stock which will vest within 60 days and 48,000 shares of restricted stock that have not vested but which may be voted.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2014 by Cherry, Bekaert L.L.P. the Company’s independent registered public accounting firm for that period, is compatible with maintaining the accountant’s independence. The Audit Committee also reappointed the independent auditors and the Company’s Board of Directors concurred in such appointment.

AUDIT COMMITTEE

Thomas R. Smith, CPA, Chairman

Joseph M. Coltrane, Jr.

Charles T. Hagan III

Elaine M. Lyerly

John S. Ramsey, Jr.

Richard F. Wood

34

MISCELLANEOUS

The Form 10-K of the Company for the year ended December 31, 2013, which includes audited consolidated financial statements audited and reported upon by the Company’s independent auditor, is being mailed with this Proxy Statement and filed with the SEC; however it is not intended that the Form 10-K be deemed a part of this Proxy Statement or a solicitation of proxies.

By Order of the Board of Directors,

Richard D. Callicutt II
President and Chief Executive Officer

High Point, North Carolina

April 10, 2014

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REVOCABLE PROXY
BNC BANCORP

ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2014
4:30 P.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder of BNC Bancorp, a North Carolina corporation (the "Company"), hereby constitutes and appoints Thomas R. Sloan, Thomas R. Smith, and Richard D. Callicutt II, or any of them, attorneys and proxies with full power of substitution, to act and vote on behalf of the undersigned at the Annual Meeting of Shareholders of BNC Bancorp to be held at Greensboro Country Club, 410 Sunset Drive, Greensboro, North Carolina 27408, at 4:30 p.m., local time, and any adjournment or postponement thereof, as follows:

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/4861

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	With-hold	For All Except
The Board recommends a vote "FOR" Proposal 1. 1. Election of four persons to serve as Directors for three-year terms or until their respective successors are duly elected and qualify	☐	☐	☐

<u>Three year terms:</u>
Joseph M. Coltrane, Jr.
Richard F. Wood
G. Kennedy Thompson
Elaine M. Lyerly

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

	For	Against	Abstain
The Board recommends a vote "FOR" Proposal 2. 2. Advisory approval of the Company's executive compensation.	☐	☐	☐
The Board recommends a vote "FOR" Proposal 3. 3. Ratification of the appointment of Cherry Bekaert LLP by BNC Bancorp's Audit Committee as the independent registered public accounting firm for BNC Bancorp for its fiscal year ending December 31, 2014.	☐	☐	☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN THIS PROXY WILL BE VOTED: 1) "FOR ALL" NOMINEES FOR DIRECTORS AND 2) "FOR" APPROVAL OF PROPOSALS 2 AND 3. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the best judgment of the proxy committee.

The above signed acknowledges receipt from the Company, prior to the election of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 10, 2014.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

4861

REVOCABLE PROXY
BNC BANCORP

ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2014
4:30 P.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder of BNC Bancorp, a North Carolina corporation (the "Company"), hereby constitutes and appoints Thomas R. Sloan, Thomas R. Smith, and Richard D. Callicutt II, or any of them, attorneys and proxies with full power of substitution, to act and vote on behalf of the undersigned at the Annual Meeting of Shareholders of BNC Bancorp to be held at Greensboro Country Club, 410 Sunset Drive, Greensboro, North Carolina 27408, at 4:30 p.m., local time, and any adjournment or postponement thereof, as follows::

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

Comments:

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2014.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/4861

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board recommends a vote "FOR" Proposal 1. For ☐ With-hold ☐ For All Except ☐

1. Election of four persons to serve as Directors for three-year terms or until their respective successors are duly elected and qualify

Three year terms:
Joseph M. Coltrane, Jr.
Richard F. Wood
G. Kennedy Thompson
Elaine M. Lyerly

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

401K/ESOP

The Board recommends a vote "FOR" Proposal 2. For ☐ Against ☐ Abstain ☐

2. Advisory approval of the Company's executive compensation.

The Board recommends a vote "FOR" Proposal 3. For ☐ Against ☐ Abstain ☐

3. Ratification of the appointment of Cherry Bekaert LLP by BNC Bancorp's Audit Committee as the independent registered public accounting firm for BNC Bancorp for its fiscal year ending December 31, 2014.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN THIS PROXY WILL BE VOTED: 1) "FOR ALL" NOMINEES FOR DIRECTORS AND 2) "FOR" APPROVAL OF PROPOSALS 2 AND 3. If any other business is presented at the Annual Meeting, this proxy will be voted in accordance with the best judgment of the proxy committee.

The above signed acknowledges receipt from the Company, prior to the election of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated April 10, 2014.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

7269